EXHIBIT 99.1

SJE Mining LLC

FINANCIAL STATEMENTS

As of June 30, 2014

(AUDITED)

Table of Contents

Page
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	2

FINANCIAL STATEMENTS

Balance Sheet as of June 30, 2014 (audited)	3

Statement of Operations from
Inception (March 25, 2014) through June 30, 2014 (audited)	4

Statement of Members' Deficit from
Inception (March 25, 2014) through June 30, 2014 (audited)	5

Statement of Cash Flows from
Inception (March 25, 2014) through June 30, 2014 (audited)	6

Notes to Financial Statements (audited)	7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of

SJE Mining, LLC

We have audited the accompanying balance sheet of SJE Mining LLC (the "Company") as of June 30, 2014 and the related statement of operations, members' deficit and cash flows for the period from inception (March 25, 2014) through June 30, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SJE Mining LLC as of June 30, 2014 and the results of its operations and its cash flows for the period from inception (March 25, 2014) through June 30, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ De Joya Griffith, LLC

Henderson, Nevada

July 28, 2014

Corporate Headquarters:

De Joya Griffith, LLC

2580 Anthem Village Drive, Henderson, NV 89052 Phone: (702) 563-1600 Fax: (702) 920-8049

SJE Mining LLC

Balance Sheet

(Audited)

June 30, 2014
ASSETS
Current Assets
Cash and cash equivalents	$55,982
Prepaid expense	13,300
Total current assets	69,282

Mineral rights	11,981
Total assets	$81,263

LIABILITIES AND MEMBERS' DEFICIT
LIABILITIES
Current Liabilities:
Accounts payable and accrued liabilities	$5,000
Accrued interest	2,000
Accrued interest - related party	4,548
Note payable	50,000
Note payable - related party	50,000
Total current liabilities	111,548

Total liabilities	111,548

MEMBERS' DEFICIT
Members' deficit
Members' deficit	(30,285)
Members' deficit	(30,285)
Total liabilities and members' deficit	$81,263

The accompanying notes are an integral part of these financial statements.

SJE Mining LLC

Statement of Operations

(Audited)

From Inception
(March 25, 2014)
Through
June 30, 2014

Revenue	$-

Operating expenses:
Mineral exploration and evaluation	209
Legal and accounting	5,000
General and administrative expenses	19,285
Total operating expenses	24,494

Loss from operations	(24,494)

Other income (expense):
Interest expense	(2,048)
Interest expense - related party	(4,548)
Interest income	5
Total other income (expense)	(6,591)

Net loss	$(31,085)

The accompanying notes are an integral part of these financial statements.

SJE Mining LLC

Statement of Members' Deficit

(Audited)

		Total
		Members'
	Units	Deficit

Balance, March 25, 2014 (Date of Inception)	-	$-

Member contribution - cash contribution	-	400

Member contribution - cash contribution	-	400

Net loss	-	(31,085)
Balance, June 30, 2014	-	$(30,285)

The accompanying notes are an integral part of these financial statements.

SJE Mining LLC

Statement of Cash Flows

Audited

From Inception
(March 25, 2014)
Through
June 30, 2014
Operating activities
Net loss	$(31,085)
Changes in operating assets and liabilities:
Increase in prepaid expense	(13,300)
Increase in accounts payable	5,000
Increase in accrued interest	2,000
Increase in accrued interest - related party	4,548
Net cash used in operating activities	(32,837)

Investing activities
Investment in mineral rights	(11,981)
Net cash used in investing activities	(11,981)

Financing activities
Member contributions	800
Proceeds from note payable	50,000
Proceeds from note payable - related party	50,000
Net cash provided by financing activities	100,800

Net change in cash and cash equivalents	55,982
Cash and cash equivalents, beginning of the period	-
Cash and cash equivalents, end of the period	$55,982

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash payments for interest	$-

The accompanying notes are an integral part of these financial statements.

SJE Mining LLC

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

June 30, 2014

(Audited)

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

SJE Mining LLC (the "Company") was formed in the State of Nevada on March 25, 2014. The Company was organized to develop and explore mineral properties in the State of Nevada.

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States of America and are expressed in United States (US) dollars. The Company has not produced any revenue from its principal business and is an Exploration Stage Company as defined by FASB ASC 915 "Development Stage Entities". The Company's fiscal year end is December 31.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of these financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents consist of cash and short-term investments with original maturities of less than 90 days. Such investments are carried at cost, which is a reasonable estimate of their fair value. Cash equivalents are placed with high credit quality financial institutions.

Mineral Property Expenditures

Mineral property acquisition costs are capitalized in accordance with FASB ASC 930, "Extractive Activities-Mining," when management has determined that probable future benefits consisting of a contribution to future cash inflows have been identified and adequate financial resources are available or are expected to be available as required to meet the terms of property acquisition and budgeted exploration and development expenditures. Mineral property acquisition costs are expensed as incurred if the criteria for capitalization are not met. Mineral property exploration costs are expensed as incurred.

When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves and pre-feasibility, the costs incurred to develop such property are capitalized. Estimated future removal and site restoration costs, when determinable are provided over the life of proven reserves on a units-of-production basis. Costs, which include production equipment removal and environmental remediation, are estimated each period by management based on current regulations, actual expenses incurred, and technology and industry standards. Any charge is included in exploration expense or the provision for depletion and depreciation during the period and the actual restoration expenditures are charged to the accumulated provision amounts as incurred.

Although the Company has taken steps to verify title to mineral properties in which it has an interest, according to the usual industry standards for the stage of exploration of such properties, these procedures do not guarantee the Company's title. Such properties may be subject to prior agreements or transfers and title may be affected by undetected defects.

SJE Mining LLC

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

June 30, 2014

(Audited)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

Environmental Expenditures

The operations of the Company have been, and may in the future, be affected from time to time, in varying degrees, by changes in environmental regulations, including those for future reclamation and site restoration costs. Both the likelihood of new regulations and their overall effect upon the Company vary greatly and are not predictable. The

Company's policy is to meet or, if possible, surpass standards set by relevant legislation, by application of technically proven and economically feasible measures.

Long-lived Assets

In accordance with the Financial Accounting Standards Board ("FASB") Accounts Standard Codification (ASC) ASC 360-10, "Property, Plant and Equipment," the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

Asset retirement obligations

The Company has adopted the provisions of FASB ASC 410-20 "Asset Retirement and Environmental Obligations," which requires the fair value of a liability for an asset retirement obligation to be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the related mineral properties. As of June 30, 2014, there have been no asset retirement obligations recorded.

Fair Value of Financial Instruments

The Company's only financial instruments are cash, accounts payable and accrued liabilities, and notes payable. Due to the short maturities of these financial instruments, their carrying values approximate fair value.

Income Taxes

The Company is treated as a disregarded limited liability company for federal income tax purposes and does not incur income taxes. Instead, its earnings and losses are allocated to and reported on the returns of the members' tax returns. Accordingly, no provision for income tax is included in the financial statements.

Recent Authoritative Pronouncements

The Company does not expect that the adoption of any recent accounting standards will have a material impact on its financial statements.

NOTE 3 – GOING CONCERN

These financial statements are presented on the basis that the Company is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business over a reasonable length of time. As of June 30, 2014, the Company had incurred accumulated losses since inception of $31,085. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Its continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing or refinancing as may be required, and ultimately to establish profitable operations.

SJE Mining LLC

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

June 30, 2014

(Audited)

NOTE 3 – GOING CONCERN (continued)

Management's plans for the continuation of the Company as a going concern include financing the Company's operations through issuance of its membership units, or leasing its mineral rights to third parties. If the Company is unable to complete its financing requirements or achieve revenue as projected, it will then modify its expenditures and plan of operations to coincide with the actual financing completed and actual operating revenues. There are no assurances, however, with respect to the future success of these plans. These financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 – MINERAL RIGHTS

Pyramid

On May 27, 2014, the Company acquired the mineral rights to seven 20-acre lode claims located in Washoe County, NV. The claims were registered on behalf of the Company with U.S. Department of the Interior, Bureau of Land Management, at a cost of $1,648.

Pursuant to a mining lease and option to purchase agreement dated April 15, 2014, the Company acquired mineral rights to three lode claims located in Washoe County, NV, subject to a 1.5% net smelter royalty on a year-to-year basis from Steve Jones, a member of the Company. This lease is for an initial term of 10 years and may be extended based on certain circumstances as more fully described in the related agreement. Within two months of execution of the agreement the Company was required to pay $2,500, which was paid prior to June 30, 2014. Until production is achieved from the property, the Company is required to make advance minimum royalty payments each agreement date anniversary as follows:

•	$ 5,000 - due after first
•	$10,000 - due after second
•	$20,000 - due after third
•	$25,000 - due after forth
•	$25,000 - subsequent anniversaries

The Company has the exclusive right and option to purchase these three lode claims, subject to the net smelter royalty reserved by the owner. The Company may exercise the option at any time following the commencement of a pre-feasibility study. The purchase price of the three lode claims is $125,000. All advance royalty payments made by the Company will be credited against the purchase price. In the event the Company has paid more than the $125,000 purchase price to the owner, the balance in excess of $125,000 will be applied as an advance royalty payment against the 1.5% net smelter royalty. The advance minimum royalty payment following exercise of the purchase option but prior to commencement of production is $25,000, payable on the agreement anniversary date. The Company also has the right and option to purchase up to 1.0% of the net smelter royalty at any time after the purchase of the property for $4,000,000.

West Trinity

On May 27, 2014, the Company acquired the mineral rights to twenty-three 20-acre lode claims located in Churchill County, NV. The claims were registered on behalf of the Company with U.S. Department of the Interior, Bureau of Land Management, at a cost of $5,333.

SJE Mining LLC

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

June 30, 2014

(Audited)

NOTE 4 – MINERAL RIGHTS (continued)

Pursuant to a mining lease and option to purchase agreement dated April 15, 2014, the Company acquired mineral rights to one lode claim located in Churchill County, NV, subject to a 1.5% net smelter royalty on a year-to-year basis from Steve Jones, a member of the Company. This lease is for an initial term of 10 years and may be extended based on certain circumstances as more fully described in the related agreement. Within two months of execution of the agreement the Company was required to pay $2,500, which was paid prior to June 30, 2014. Until production is achieved from the property, the Company is required to make advance minimum royalty payments each agreement date anniversary as follows:

•	$ 5,000 - due after first
•	$10,000 - due after second
•	$20,000 - due after third
•	$25,000 - due after forth
•	$25,000 - subsequent anniversaries

The Company has the exclusive right and option to purchase these three lode claims, subject to the net smelter royalty reserved by the owner. The Company may exercise the option at any time following the commencement of a pre-feasibility study. The purchase price of the three lode claims is $125,000. All advance royalty payments made by the Company will be credited against the purchase price. In the event the Company has paid more than the $125,000 purchase price to the owner, the balance in excess of $125,000 will be applied as an advance royalty payment against the 1.5% net smelter royalty. The advance minimum royalty payment following exercise of the purchase option but prior to commencement of production is $25,000, payable on the agreement anniversary date. The Company also has the right and option to purchase up to 1.0% of the net smelter royalty at any time after the purchase of the property for $4,000,000.

NOTE 5 – NOTES PAYABLE

April 8, 2014, the Company entered into a Promissory Note agreement in the amount of $50,000 with a related party. This Note bears interest at 40% per annum, is due in full October 1, 2014 and is secured by the Company's mining rights.

May 4, 2014, the Company entered into a Promissory Note agreement in the amount of $50,000 with an unrelated party. This Note bears interest at 40% per annum, is due in full October 1, 2014 and is secured by the Company's mining rights.

NOTE 6 – RELATED PARTY TRANSACTIONS

The Company leases the mineral rights to three lode claims, the "Pyramid Property," and one lode claim, the "West Trinity Property" from Steve Jones, a 50% owner of the Company. During the period from inception (March 25, 2014) through June 30, 2014 the Company made advance minimum royalty payments to Steve totaling $2,500. See Note 4, Mineral Rights, for a description of the lease terms.

Steve Jones also loaned the Company $50,000. See, Note 5, Notes Payable, for a description of the loan terms.

Eric Stevenson is the Manager of SJE Mining LLC and receives a monthly consulting fee of $5,800 for that work. In May 2014 Eric received $2,500 as a finder's fee for arranging a $50,000 loan from an unrelated party. During the period from inception (March 25, 2014) through June 30, 2014, the Company recognized total fees of $5,962 in connection with these services. This amount has been included in general and administrative expenses.

As of June 30, 2014, prepaid expense includes prepaid consulting fees paid to the Company's Manager of $5,800, prepaid consulting fees paid to the Company's Chief Financial Officer of $5,000, and prepaid legal fees of $2,500.

SJE Mining LLC

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

June 30, 2014

(Audited)

NOTE 7 – MEMBERS' DEFICIT

The Company does not have an operating agreement accordingly, rights and obligations of the members are defined by Nevada Revised Statues applicable to limited liability companies. The Company's managing member is Eric Stevenson. Profits and losses of the Company are allocated among members pro rata in accordance with their respective member capital account. During the period from inception (March 25, 2014) the Company received cash contributions totaling $800.

NOTE 8 – SUBSEQUENT EVENTS

On June 30, 2014, the Company entered into a Promissory Note agreement in the amount of $50,000 with an unrelated third party. The Company received $50,000 in connection with this note on July 7, 2014. Since the Company received the funds after June 30, 2014, the note was not recorded as a liability in the accompanying financial statements. This note bears interest at 10% per annum, is due in full October 1, 2014 and is secured by the Company's mining rights.

The Company is currently in negotiations to sell its assets to Goldspan Resources, Inc. ("Goldspan") under a non-binding letter of intent executed on July 8, 2014. Under the terms of the letter of intent, the Company will sell its West Trinity and Pyramid Properties for stock and transfer its cash-on hand. The Company will also lease mineral rights leased from Steve Jones to Goldspan. On July 14, 2014 the Company provided Goldspan with a cash advance of $25,000. Goldspan used this advance to pay an investment banking retainer to CIM Securities, LLC.